Exhibit 99

Contact:
Susan M. Kenney	direct phone: 803.748.2374
Vice President, Marketing and Sales	fax: 803.748.8420
email: susan.kenney@seibels.com

FOR IMMEDIATE RELEASE

THE SEIBELS BRUCE GROUP, INC. DISCLOSES

NOTICE FROM FEDERAL EMERGENCY MANAGEMENT AGENCY

Columbia, South Carolina, 12 September 2002—The Seibels Bruce Group, Inc., (OTC Bulletin Board: SBIG) today announced that it has been notified by the Federal Emergency Management Agency (FEMA) that FEMA does not intend to offer Seibels Bruce a Financial Assistance/Subsidy Arrangement with the Federal Insurance and Mitigation Administration for the fiscal year beginning October 1, 2002.  If this decision stands, Seibels Bruce will not be allowed to continue to act as a servicing carrier for the National Flood Insurance Program (NFIP) after September 30, 2002.  FEMA indicated that this action was taken as a result of the Order Imposing Administrative Supervision and Appointing Supervisor issued by the South Carolina Department of Insurance on August 20, 2002 and restrictions imposed by the North Carolina Department of Insurance on August 20, 2002.

Seibels Bruce is actively working through various avenues to continue service to agents, policyholders and claimants.  The Company is arranging a meeting with FEMA in Washington, D.C. to appeal FEMA’s decision and to discuss the terms of Seibels Bruce’s potential continued participation in the NFIP.  However, no assurances can be made that Seibels Bruce will be successful in these efforts.

Certain items in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and as such involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Seibels Bruce or its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

These risks include, but are not limited to, the outcome of pending litigation and administrative proceeding and other uncertainties described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.  Such forward-looking statements speak only as of the date of this press release.  Seibels Bruce expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Seibels Bruce’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

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